UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - APRIL 23, 2007

XL GENERATION INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-51213	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Sumpfstrasse 32
6304 Zug, Switzerland
(Address of principal executive offices)

4141 723 1090
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ	Written communications pursuant to Rule 425 under the Securities Act

ྑ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

ྑ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

ྑ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01: Change of Control of Registrant

On April 23, 2007, the Alain Lemieux Trust (Jersey) (the “Seller”) entered into and closed a Share Purchase Agreement (the “Share Purchase Agreement”) with DT Crystal Holdings Ltd. (the “Purchaser”). Pursuant to the terms of the Share Purchase Agreement, the Purchaser acquired 13,500,000 restricted shares (the “Shares”) of the common stock of XL Generation International Inc. (the “Company”) from the Seller. The Purchaser paid a total of $500,000 for the Shares. The Shares represent 39% of the 34,578,268 issued and outstanding shares of the common stock of the Company.

The source of the funds used by the Purchaser for the Shares was its general operating funds.

At the present time, the Company is unaware of any arrangements or understandings among the Seller and the Purchaser and their associates with respect to the election of directors or other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL GENERATION INTERNATIONAL INC.
Dated: April 23, 2007	By:	Alexander C. Gilmour, C.V.O.
Name: Alexander C. Gilmour C.V.O Title: Acting CEO